                                                                Exhibit 99(k)(4)




                         SHAREHOLDER SERVICING AGREEMENT

      SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated as of September [ ], 2005, between Eaton Vance Management ("Eaton Vance") and UBS Securities LLC ("UBS Securities").

      WHEREAS, Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (the "Fund") is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of beneficial interest are registered under the Securities Act of 1933, as amended; and

      WHEREAS, Eaton Vance is the investment adviser of the Fund; and

      WHEREAS, Eaton Vance desires to retain UBS Securities to provide shareholder servicing and market information with respect to the Fund, and UBS Securities is willing to render such services;

      NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. Eaton Vance hereby employs UBS Securities, for the period and on the terms and conditions set forth herein, to provide the following services (the "Services"):

      (a) At the request of and as specified by Eaton Vance, undertake to make available public information pertaining to the Fund on an ongoing basis and to communicate to investors and prospective investors the Fund's features and benefits (including arranging periodic seminars or conference calls for Eaton Vance to communicate to investors, responding to questions from current or prospective shareholders and contacting specific shareholders, where appropriate), provided that Services shall not include customary market research information provided by UBS Securities or its registered broker-dealer affiliates in the ordinary course of their business.

      (b) At the request of and as specified by Eaton Vance, make available to investors and prospective investors market price, net asset value, yield and other information regarding the Fund (provided that Services shall not include customary market research information provided by UBS Securities or its registered broker-dealer affiliates in the ordinary course of their business), if reasonably obtainable, for the purpose of maintaining the visibility of the Fund in the investor community.

      (c) At the request of Eaton Vance or the Fund, provide certain economic research and statistical information and reports, if reasonably obtainable, to Eaton Vance or the Fund and consult with representatives of Eaton Vance and/or Trustees of the Fund in connection therewith, which information and reports shall include:
            (i) statistical and financial market information with respect to the Fund's market performance; and (ii) comparative information regarding the Fund and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Fund and such other companies, and (z) other relevant performance indicators. Except as legally required, such information and reports may not be quoted or referred to, orally or in writing, reproduced or disseminated by the

            Fund or any of its affiliates or any of their agents, without the prior written consent of UBS Securities, which consent will not be unreasonably withheld.

      (d) At the request of Eaton Vance or the Fund, provide information to and consult with Eaton Vance and/or the Board of Trustees of the Fund with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants.

      (e) At the request of Eaton Vance or the Fund, UBS Securities shall limit or cease any action or service provided hereunder to the extent and for the time period requested by Eaton Vance or the Fund; provided, however, that pending termination of this Agreement as provided for in Section 5 hereof, any such limitation or cessation shall not relieve Eaton Vance of its payment obligations pursuant to
            Section 2 hereof.

      (f) Except as otherwise may be prohibited by law or regulation or restricted under non-disclosure, confidentiality or similar obligations, UBS Securities will promptly notify Eaton Vance or the Fund, as the case may be, if the employees of UBS Securities that have responsibility for preparing the written information for Eaton Vance or the Funds in connection with the performance of the Services under this Agreement personally learned that such information (except for forward looking information and/or information relating to Eaton Vance or the Fund) contained, at the time it was made or published, a material inaccuracy; it being understood that information shall not be deemed to contain a material inaccuracy merely because such information has become inaccurate or stale through the passage of time or through the release or availability of new or updated information. Eaton Vance and the Fund acknowledge and agree that the information to be provided under this Agreement is necessarily inherent to economic, monetary, market and other conditions as in effect on the date published and that there may be other information regarding the same subject matter not available to UBS Securities on such date. Notwithstanding anything herein to the contrary, Eaton Vance and the Fund further acknowledge and agree that UBS Securities is under no obligation to review or independently verify any information to be provided under this Agreement nor to conduct any due diligence whatsoever or to update, revise or reaffirm such information. UBS Securities is aware of the obligations under the federal and state securities laws not to trade on the basis of material non-public information.

2. Eaton Vance will pay UBS Securities a fee computed daily and payable quarterly at an annualized rate of 0.10% of the average daily gross assets of the Fund; provided, however, that the fee payable hereunder by Eaton Vance to UBS Securities shall be reduced for the duration of any period during which Eaton Vance voluntarily agrees to reduce or limit the management fee payable to it by the Fund under any management contract with the Fund from time-to-time in effect (provided, however, that the fee payable by Eaton Vance shall not be reduced in connection with any contractual fee waiver or expense reimbursement, which is disclosed in the prospectus of the Fund). The reduced fee payable hereunder during any such period shall be the percentage of the usual fee payable hereunder equal to the percentage of the usual management fee received by Eaton Vance after giving effect to the fee waiver or limitation (i.e., if the management fee is effectively reduced by 40% the fee hereunder also shall be reduced by 40%); provided further, that under no circumstances shall the fee hereunder be reduced to less than zero for any period. Fees payable hereunder shall be subject to the sales charge limits of the National Association of

      Securities Dealer, Inc., and the total of all such fees shall not exceed
      [     ]% of the aggregate offering price in the initial public offering of the common shares of the Fund (the "Offering") (the "Maximum Fee Amount").

3. Eaton Vance acknowledges that the Services of UBS Securities provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Securities, and UBS Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the Services described in Section 1 hereof, it being understood between the parties hereto that any such advice, recommendations or such similar activities if, and to the extent, agreed to be performed by UBS Securities shall be the subject of a separate agreement with Eaton Vance, including, but not limited to, separate agreements with respect to any indemnification of UBS Securities.

      Except to the extent legally required (after consultation with UBS Securities and its counsel, if reasonably possible), neither (i) the name of UBS Securities nor (ii) any advice rendered by UBS Securities to Eaton Vance or the Fund in connection with the services performed by UBS Securities pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii), reproduced or disseminated, by the Fund or any of its affiliates or any of their agents, without the prior written consent of UBS Securities, which consent will not be unreasonably withheld.

4. Nothing herein shall be construed as prohibiting UBS Securities or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers), so long as Services provided by UBS Securities to Eaton Vance and the Fund are not impaired thereby. In addition, nothing herein shall be construed as prohibiting UBS Securities and its affiliates, in the ordinary course of business, from trading the securities of the Fund for its own account and for the accounts of customers or from holding at any time a long or short position in such securities. Neither this Agreement nor the performance of the Services hereunder shall be considered to constitute a partnership, association or joint venture between UBS Securities and Eaton Vance. In addition, nothing herein shall be construed to constitute UBS Securities as the agent or employee of Eaton Vance or Eaton Vance as the agent or employee of UBS Securities, and neither party shall make any representation to the contrary.

5.    This Agreement shall continue coterminously with and so long as the
      Investment Advisory Agreement, dated [           ], 2005, remains in
      effect between the Fund and Eaton Vance, or any similar investment advisory agreement with a successor in interest or affiliate of Eaton Vance remains in effect, as, and to the extent, that such investment advisory agreement is renewed periodically in accordance with the 1940 Act; provided, however, that this Agreement shall automatically terminate if further payments to UBS Securities would cause the total amount of underwriting compensation in connection with the Offering to exceed the Maximum Fee Amount. This Agreement may not be assigned, except by operation of law or in connection with the sale of all or substantially all of the assets or of the equity securities of one of the parties hereto, without the other party's prior consent.

6. Eaton Vance will furnish UBS Securities with such information as UBS Securities believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). Eaton Vance recognizes and confirms that UBS Securities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information to be furnished by Eaton Vance when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Eaton Vance will promptly notify UBS Securities if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to UBS Securities. UBS Securities acknowledges that certain of the Information provided by Eaton Vance may be proprietary to Eaton Vance and hereby agrees that it will not disclose (other than as may be required by applicable law or regulatory proceeding) to any third party any Information provided to UBS Securities by Eaton Vance and specifically identified in writing by Eaton Vance, prior to or at the time of its delivery, as confidential or proprietary.

7. It is understood that UBS Securities is being engaged hereunder as an independent contractor solely to provide the Services described above to Eaton Vance and to the Fund and that UBS Securities is not acting as a fiduciary of any person, and shall have no duties or liability to the current or future shareholders of Eaton Vance or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

8. Eaton Vance agrees that UBS Securities shall have no liability to Eaton Vance or the Fund for any act or omission to act by UBS Securities in the course of its performance under this Agreement, in the absence of bad faith, gross negligence or willful misconduct on the part of UBS Securities. Eaton Vance agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

10. EACH OF EATON VANCE AND UBS SECURITIES AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS SECURITIES' ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EATON VANCE AND UBS SECURITIES EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF EATON VANCE AND UBS SECURITIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. Eaton Vance and UBS Securities each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS Securities and Eaton Vance.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to Eaton Vance:

                  Eaton Vance Corporation
                  255 State Street
                  Boston, Massachusetts 02109

                  Attention: Chief Legal Officer

      or if to UBS Securities:

                  UBS Securities LLC
                  299 Park Avenue
                  New York, New York 10171

                  Attention:  Syndicate Department

      or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15. A copy of the Agreement and Declaration of Trust of Eaton Vance is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Trustees of Eaton Vance as Trustees and not individually and that the obligations or arising out of this Agreement are not binding upon any of the Trustees or beneficiaries individually but are binding only upon the assets and properties of Eaton Vance.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder Servicing Agreement as of the date first above written.

                                        EATON VANCE MANAGEMENT

                                        By: _____________________________
                                        Name:
                                        Title:


                                        UBS SECURITIES LLC

                                        By: _____________________________
                                        By:
                                        Title:

                                        By: _____________________________
                                        By:
                                        Title:

                  UBS Securities LLC Indemnification Agreement

                                                            September [  ], 2005


UBS Securities LLC
299 Park Avenue
New York, New York 10171

      In connection with the engagement of UBS Securities LLC ("UBS Securities") to provide the Services to the undersigned (the "Company") as set forth in the Shareholder Servicing Agreement dated September [ ], 2005, between the Company and UBS Securities (the "Agreement"), in the event that UBS Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") (i) in connection with or arising out of any untrue statement or alleged untrue statement of a material fact contained in information with respect to the Fund made public by or as authorized by the Fund (except for information regarding UBS Securities itself that UBS Securities specifically provided to the Fund in writing for inclusion in such information) or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise in connection with or arising out of the Agreement or the Services to be provided thereunder, the Company agrees to indemnify, defend and hold UBS Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with or arising out of the Agreement or the Services to be provided thereunder (a "Covered Claim"), except, in the case of clause (ii) above only, to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of UBS Securities. In addition, in the event that UBS Securities becomes involved in any capacity in any Proceeding which relates to a Covered Claim, the Company will reimburse UBS Securities for its legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by UBS Securities in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders, on the one hand, and UBS Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Securities, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS Securities is an actual or potential party to such Proceeding, without UBS Securities' prior written consent. For purposes of this Indemnification Agreement, UBS Securities shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      If any Proceeding is brought against UBS Securities in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, UBS Securities shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to UBS Securities and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to UBS Securities or otherwise, unless and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. UBS Securities shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of UBS Securities unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or UBS Securities shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of UBS Securities), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless UBS Securities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time UBS Securities shall have requested the Company to reimburse UBS Securities for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed UBS Securities in accordance with such request prior to the date of such settlement and (iii) UBS Securities shall have given the Company at least 30 days' prior notice of its intention to settle.

      The Company agrees that neither UBS Securities nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of a Covered Claim, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of UBS Securities in performing the Services.

            THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY

CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY AND THIRD PARTY AGAINST UBS SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF UBS SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Securities' engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                      Very truly yours,

                                      EATON VANCE MANAGEMENT


                                      By:   ___________________________
                                      Name:
                                      Title:

Accepted and agreed to as of
the date first above written:

UBS SECURITIES LLC


By:   ___________________________
By:
Title:


By:   ___________________________
By:
Title: